EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, John S. Brittain, Jr., Executive Vice President, Chief Financial Officer and Treasurer of American Management Systems, Incorporated (the “Corporation”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “Report”). The undersigned hereby certifies that:

     (1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: 8/13/02	/s/ John S. Brittain, Jr. Name: John S. Brittain, Jr. Title: Executive Vice President, Chief Financial Officer and Treasurer